As filed with the Securities and Exchange Commission on February 9, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust High Income Long/Short Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Trust High Income Long/Short Fund

February 9, 2024

Dear Shareholder:

I am contacting you to remind you to vote FOR the proposed reorganization of First Trust High Income Long/Short Fund (FSD) (the “Fund”) with and into abrdn Income Credit Strategies Fund (“ACP”) (the “Reorganization”) which will be considered at the Fund’s special meeting of shareholders, scheduled for February 20, 2024.

INSTITUTIONAL SHAREHOLDER SERVICES (“ISS”), THE LEADING INDEPENDENT PROXY ADVISORY FIRM, HAS RECOMMENDED THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE REORGANIZATION ON THE FUND’S WHITE PROXY CARD.

The Fund believes there are many potential benefits of the Fund’s tax-free Reorganization into ACP, including:

•	Higher Distribution Rate: ACP has a higher distribution rate than your Fund.
•	Narrower Trading Discount: ACP has a history of trading at a narrow discount to net asset value, whereas your Fund has historically traded at a wider and more persistent discount.
•	Improved Trading: Shares of ACP trade at higher volumes at a tighter bid/ask spread percentage than those of your Fund.
•	Better Performance: ACP has outperformed your Fund on both a market value and net asset value basis for the 1-year period ending December 31, 2023. Please refer to the Joint Proxy Statement/Prospectus for the full presentation of performance of ACP and the Fund.

The Board of Trustees of the Fund (the “Board”) has unanimously recommended that shareholders vote FOR the approval of the Reorganization.
To vote FOR the Reorganization, use the WHITE proxy card enclosed.

Vote the WHITE proxy card. Voting the WHITE proxy card will help your Fund obtain the needed approval to consummate the Reorganization.	Discard the GOLD proxy card. Saba Capital Management L.P. (“Saba”) is conducting a self-interested counter-solicitation and is trying to derail the Reorganization.

Saba is an activist hedge fund investor using the Reorganization solely for its own economic interests. Saba was not a shareholder of record prior to the announcement of the Reorganization, and cannot vote any of its after-the-fact acquired shares. Saba is trying to derail the Reorganization to advance its own agenda at the expense of shareholders at-large. The Board urges you NOT to sign any proxy cards sent to you by Saba. If you already signed a gold proxy card, you have the right as a shareholder of the Fund to change your vote before the meeting takes place. You can do this by completing the WHITE proxy card sent to you by your Fund, which will replace the gold proxy card you previously completed.

Do not let Saba hijack the Reorganization to advance its own self-interested agenda. Vote FOR the Reorganization on the WHITE proxy card by following the instructions contained therein. Regardless of the number of shares you own, it is important that your shares be represented at the meeting by voting your proxy. The Board believes the Reorganization is in the overall best interests of the Fund’s shareholders and unanimously recommends that you vote your shares “FOR” the approval of the Reorganization by voting your WHITE proxy card.

If you have any questions, please contact the Fund’s proxy solicitor, EQ Fund Solutions LLC, at (866) 620-8437 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

Thank you for your continued support.

Sincerely,

First Trust High Income Long/Short Fund

_/s/ James A. Bowen

James A. Bowen

Chairman of the Board